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                       SECURITIES AND EXCHANGE COMMISSION
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                               Washington DC 20549

                                    Form 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                December 6, 2001




                          FAIRMOUNT CHEMICAL CO., INC.
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             (Exact name of registrant as specified in its charter)

New Jersey                        1-4591                         22-0900720
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(State or other                   (Commission                    (IRS Employer
jurisdiction of                   File Number)                   Identification
incorporation)                                                   Number)

                 117 Blanchard Street, Newark, New Jersey 07105
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              (Address of principal executive offices and zip code)


               Registrant's telephone number, including area code:
                                 (973) 344-5790



                     Total number of pages in this filing: 3
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Item 5.  Other Events
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           Fairmount Chemical Co., Inc. ("Fairmount")'s Line of Credit with Fleet National Bank ("Bank") in the amount of $700,000 became due and payable on November 30, 2001. The Bank agreed to extend the Line of Credit to December 31, 2001 (i) subject to the terms of the existing Loan Agreement and related loan documents (which among other things freeze the amount Fairmount can borrow at the current level of indebtedness of $700,000) and (ii) without prejudice to or waiver of any of the Bank's available rights and/or remedies, including but not limited to the Bank's right to demand immediate payment of all sums due and owing under the Line of Credit on or after December 31, 2001. The Bank has informally agreed to extend the Line of Credit until February 28, 2002, and is preparing documents to that effect. No formal extension, however, to that date has yet been signed. If Fairmount does not obtain an extension beyond December 31, 2001 and new financing after February 28, 2002, Fairmount may be required to seek protection under Federal Bankruptcy laws or other laws affecting debtors' and creditors' rights

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                          Fairmount Chemical Co., Inc.


December 14, 2001                         By /S/ Reidar Halle
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Date                                       Dr. Reidar Halle
                                           Chief Executive Officer and
                                             President


























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